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                                                                      EXHIBIT 12

                  NEXTEL COMMUNICATIONS INC. AND SUBSIDIARIES

             STATEMENT RE COMPUTATION OF EARNINGS TO FIXED CHARGES

                           FISCAL YEAR ENDED   NINE MONTHS        YEAR ENDED           SIX MONTHS ENDED
                               MARCH 31,          ENDED          DECEMBER 31,              JUNE 30,
                          -------------------  DECEMBER 31,  ---------------------   ---------------------
                            1993       1994        1994        1995        1996        1996        1997
                          --------   --------  ------------  ---------   ---------   ---------   ---------
                                                       (DOLLARS IN THOUSANDS)
Income from continuing
  operations before
  income tax benefit,
  equity in
  unconsolidated
  subsidiaries, and
  minority interests....  $(10,642)  $(78,341)  $ (197,194)  $(531,767)  $(852,041)  $(400,896)  $(563,203)
  Interest Expense......       396     11,790       69,491     115,034     227,495     106,741     172,456
  Rental Expense........     1,079      2,456       11,100      17,670      25,350       8,835      12,675
                          --------   --------  ------------  ---------   ---------   ---------   ---------
Earnings................  $ (9,167)  $(64,095)  $ (116,603)  $(399,063)  $(599,196)  $(285,320)  $(378,072)
                          ========   ========   ==========   =========   =========   =========   =========
Fixed Charges:
  Interest Expense......  $    396   $ 11,790   $   69,491   $ 115,034   $ 227,495   $ 106,741   $ 172,456
  Rental Expense........     1,079      2,456       11,100      17,670      25,350       8,835      12,675
  Capitalized
     interest...........     2,200      7,800       21,300      31,000      32,900      12,800      25,000
                          --------   --------  ------------  ---------   ---------   ---------   ---------
Fixed Charges...........  $  3,675   $ 22,046   $  101,891   $ 163,704   $ 285,745   $ 128,376   $ 210,131
                          ========   ========   ==========   =========   =========   =========   =========
Deficiency of earnings
  to fixed charges......  $ 12,842   $ 86,141   $  218,494   $ 562,767   $ 884,941   $ 413,696   $ 588,203
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